EXHIBIT 99.3

Giggles N Hugs Engages Maxim Group LLC to Provide Advisory and Investment Banking Services

Los Angeles, Aug. 01, 2019 (GLOBE NEWSWIRE) — Giggles N’ Hugs, Inc. (OTCQB: GIGL), owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for children, today announced that it has engaged Maxim Group LLC (“Maxim Group” or “Maxim”) , a leading investment banking, securities, and investment management firm, to provide strategic corporate advisory and investment banking services to the company.

“We are very excited to have formally engaged Maxim Group as our strategic financial advisor, and banker “ stated Joey Parsi, co-Chief Executive Officer of Giggles N Hugs. “Maxim Group will provide its full scope of investment banking services which includes strategic planning, developing corporate partnerships, and introducing Giggles N’ Hugs to the investment community. We are seeking to grow aggressively through the continued development of the Giggles N Hugs concept, as well as through the acquisition of synergistic businesses and kid’s related concepts and brands. Maxim’s M&A network and their financing capabilities should help open up new doors for Giggles N Hugs to take advantage of any growth opportunities that present themselves to us in the future. “

With the engagement of Maxim Group, we believe we have put in place the last pieces of the puzzle of our growth strategy,” said Philip Gay, co-CEO. “We are very excited about this opportunity as we believe it marks the beginning of our ramp-up and growth objectives that our shareholders have patiently waited for. The uniqueness of our concept combined with the success we’ve seen at the store level, the rave reviews we’ve received from our customers, the incredible press coverage we’ve garnered in the media, our celebrity clientele, and the foot traffic we bring to malls, make us highly optimistic for the future”, Gay concluded.

About Giggles N’ Hugs

Giggles N’ Hugs is the first family restaurant that brings together high-end, organic food with active, cutting-edge play and entertainment for children. Every Giggles N’ Hugs location offers an upscale, family-friendly atmosphere with a dedicated play area that children 10 and younger absolutely love. We feature high-quality menus made from fresh and local foods, nightly entertainment such as magic shows, concerts, puppet shows and face painting, and hugely popular party packages for families that want to do something special.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking, securities and wealth management firm headquartered in New York. The Firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales & trading, equity research and prime brokerage services to a diverse range of corporate clients, institutional investors and high net worth individuals. Maxim Group is a registered broker-dealer with the U.S. Securities and Exchange Commission (SEC) and the Municipal Securities Rulemaking Board (MSRB), and is a member of the following: Financial Industry Regulatory Authority (FINRA); Securities Insurance Protection Corporation (SIPC); NASDAQ Stock Market and NYSE Arca, Inc. To learn more about Maxim Group, visit www.maximgrp.com.

Forward Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Giggles N Hugs

3222 Galleria Way

Glendale CA, 91210

investors@gigglesnhugs.com

203-433-7423